Exhibit 99.1

PRIMUS TELECOMMUNICATIONS REPORTS

FIRST QUARTER 2005 FINANCIAL RESULTS

McLEAN, VA.—(BUSINESS WIRE)—May 2, 2005—PRIMUS Telecommunications Group, Incorporated (NASDAQ: PRTL), an integrated communications services provider, today announced its results for the quarter ended March 31, 2005.

Business Performance Highlights:

•	Core Retail Revenue and Profitability Under Increased Pressure

•	$314 Million Net Revenue

•	$17 Million Loss From Operations

•	$6 Million Adjusted EBITDA (including a $4 million write-down)

•	New Initiatives Demonstrate Sequential Growth

•	75,000 DSL Customers in Australia (up 25%)

•	70,000 VOIP/Lingo Customers (up 40%)

•	40,000 Local Lines in Canada (up 60%)

PRIMUS reported first quarter 2005 net revenue of $314 million, as compared to $348 million in the first quarter 2004. The Company reported a net loss for the quarter of ($35) million (including a $3 million net loss from foreign currency transactions and a $4 million write-down of European wireless handset inventory and receivables) compared to a net loss of ($10) million (including a $1 million net loss from foreign currency transactions and a $14 million loss on early extinguishment of debt) in the first quarter 2004. As a result, the Company reported basic and diluted loss per common share of ($0.38) for the first quarter 2005, as compared to basic and diluted loss per common share of ($0.11) in the year-ago quarter.

Operating results for the first quarter 2005 reflect greater than expected sequential revenue erosion of approximately $15 million of the Company’s high-margin core long distance and dial-up ISP businesses. In addition, first quarter operating results were adversely impacted by a net revenue decline of $23 million in the Company’s European prepaid services business as compared to the prior quarter. Including the impact of these developments, the ongoing impact of significant investment in its new initiatives, and a $4 million charge for the write-down of European wireless handset inventory and receivables, Adjusted EBITDA for the quarter, as calculated in the attached schedules, was $6 million.

“We are executing our strategy of offering a broader portfolio of services, including voice, DSL, wireless and VOIP services to strengthen our competitive position in our major markets,” said K. Paul Singh, Chairman and Chief Executive Officer of PRIMUS. “Our major challenge continues to be generating margin contribution from our new initiatives at rates that exceed the declining contribution from our core long distance and dial-up ISP businesses. Growth from our new initiatives, however, is continuing at anticipated levels.”

As of today, PRIMUS reports the following growth in its major new initiatives:

—	In Australia, PRIMUS now has over 75,000 DSL customers (up 25% sequentially). Most of the new broadband customers sign a two-year contract term and a majority of them also take a bundled local and long distance package. Equally important, build-out of the first phase of the Company’s own DSL infrastructure over the next several months should permit customer migration activity to intensify.

—	Retail VOIP services, led by the well-recognized LINGO brand, have grown to approximately 70,000 customers (up 40% sequentially).

—	In Canada, our residential local telephone offering has generated approximately 40,000 lines in service (up 60% sequentially). Approximately 90% of the new local customers add a bundled long distance offering and generate Average Revenue Per User (ARPU) that is substantially higher than that of stand-alone long distance subscribers.

The Company believes that continued increases in customer counts for new products, together with enhanced capability to bundle products and increase ARPU, are crucial to its strategy. PRIMUS will closely monitor the progress of the new initiatives against the cash investment required under its business models over the next several quarters, and make refinements as appropriate. To reduce impact of faster than expected revenue declines, the Company expects to implement cost reductions that are targeted to achieve annualized savings of at least $20 million. The cost reduction initiatives will start immediately in an effort to improve Adjusted EBITDA performance in the second half of 2005.

Prepaid services revenue is expected to decline further in the second quarter, and with the faster than expected declines in other core retail businesses, the Company now estimates 2005 annual revenue to be approximately 10% lower than the prior year, or slightly above $1.2 billion, assuming constant foreign currency exchange rates.

Based upon results for the first quarter and potential continuation of similar trends, Adjusted EBITDA for 2005 is now estimated to be in the range of $35 million to $50 million. Management’s priority is to establish a trajectory to be Free Cash Flow positive in 2006, through managing profitability from existing businesses and reducing costs while providing optimal support to its most promising new initiatives.

First Quarter 2005 Financial Results

First quarter 2005 revenue was $314 million, down 7% sequentially from $337 million in the prior quarter and down 10% from $348 million in the first quarter 2004. “The sequential quarterly revenue decline was primarily due to a $23 million decline in our prepaid services revenue in

Europe, a $15 million decline in high-margin core retail revenues, partially offset by $8 million of growth from our new product initiatives, $3 million of growth in our wholesale voice business and $4 million from the strengthening of foreign currencies,” stated Thomas R. Kloster, Chief Financial Officer.

In the year-end 2004 earnings release, the Company had previously identified the European prepaid services business as a “major revenue variable.” The revenue decline in the European prepaid services business was caused mainly by continuing competitive pressures as well as the effect of a recent United Kingdom court decision which favored off-shore prepaid services competitors. Essentially, the court ruling allowed such off-shore competitors to distribute prepaid services within the United Kingdom without having to collect a 17.5% value-added-tax (VAT). With operations in the United Kingdom, the Company is required to collect VAT, and as a consequence, the PRIMUS product was not priced competitively. Thus, prepaid card sales and activations in the United Kingdom declined substantially, creating a revenue shortfall. The Company is in the process of reestablishing its United Kingdom prepaid services business by becoming a wholesale network services supplier to off-shore prepaid retail service distributors. Under such arrangements, the off-shore distributor can sell its prepaid service products in the United Kingdom without having to collect VAT. “We expect a further decline in our United Kingdom prepaid services net revenue in the second quarter as we transition the business to a wholesale model,” Kloster added.

Net revenue from data/Internet and VOIP services was up 8% sequentially from the prior quarter to a new record of $70 million (22% of total net revenue for the quarter) and up 17% from the first quarter 2004. Revenue remained balanced on a geographic basis, with 18% coming from the United States, 20% from Canada, 31% from Europe and 31% from Asia-Pacific. The mix of net revenue was 80% retail (56% residential and 24% business) and 20% carrier.

Selling, general and administrative (SG&A) expenses for the first quarter 2005 were $106 million (33.6% of net revenue), as compared to $104 million (30.8% of net revenue) in the prior quarter and $94 million (27.1% of net revenue) for the first quarter 2004. The sequential increase in SG&A was driven largely by increased sales and marketing expenses and personnel costs to support the Company’s new product initiatives. These costs were partially offset by lower distributor commissions related to the decline in our prepaid services business.

Loss from operations was ($17) million in the first quarter 2005 (including a $4 million write-down of inventory and receivables related to European wireless handsets), versus breakeven in the prior quarter (including a $2 million asset impairment write-down) and $21 million income from operations in the year-ago quarter. The sequential decline was attributable to a decline in high-margin core retail revenue, a decline in prepaid services revenue, the write-down of inventory and receivables related to European wireless handsets and increased SG&A expenses.

Adjusted EBITDA was $6 million for the first quarter 2005 versus $25 million in the prior quarter and $44 million in the first quarter 2004. The $19 million sequential decline in Adjusted EBITDA is mainly due to lower revenue from our high-margin core retail businesses, lower revenue from our European prepaid services, the European wireless handset inventory and receivable write-down, and higher SG&A expenses.

Interest expense for the first quarter 2005 was $12 million, roughly flat to the prior quarter and down $3 million from $15 million in the first quarter 2004. The first quarter 2005 reflected interest expense related to a $100 million senior secured term loan facility which closed on February 18, 2005.

Net loss for the quarter was ($35) million (including a $3 million net loss from foreign currency transactions and a $4 million European wireless handset inventory and receivables write-down) compared to a net loss of ($2) million (including $13 million in net gains from foreign currency transactions) in the fourth quarter 2004 and a net loss of ($10) million (including a $1 million net loss from foreign currency transactions and a $14 million loss on early extinguishment of debt) in the first quarter of 2004.

Adjusted Net Income (Loss), as calculated in the attached schedules, for the first quarter 2005 was a loss of ($31) million, as compared to a loss of ($13) million in the prior quarter and income of $6 million for the year-ago quarter.

Adjusted Diluted Income (Loss) Per Common Share, as calculated in the attached schedules, was a loss of ($0.35) for the first quarter 2005, compared to Adjusted Diluted Loss Per Common Share of ($0.14) for the fourth quarter 2004 and Adjusted Diluted Income Per Common Share of $0.07 in the year-ago quarter.

Liquidity and Capital Resources

PRIMUS ended the first quarter 2005 with a cash balance of $130 million, including $13 million of restricted funds. During the quarter, $10 million in cash was used in operating activities. Capital expenditures for the quarter were $14 million and Free Cash Flow, as calculated in the attached schedules, was ($25) million.

PRIMUS’s long-term debt obligations as of March 31, 2005 were $656 million, including the new $100 million senior secured term loan facility.

The Company and/or its subsidiaries will evaluate and determine on a continuing basis, depending upon market conditions and the outcome of events described as “forward-looking statements” in this release and its SEC filings, the most efficient use of the Company’s capital, including investment in the Company’s network, systems, and new product initiatives, purchasing, refinancing, exchanging or retiring certain of the Company’s outstanding debt securities in privately negotiated transactions, open market transactions or by other direct or indirect means to the extent permitted by existing covenants.

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The management of PRIMUS Telecommunications Group, Incorporated will conduct a conference call and Web cast for analysts and investors to discuss first quarter 2005 results on May 2, 2005, at 5:00 PM Eastern. Participants should dial 866-814-8448 (domestic) or 703-639-1367 (international) for telephone access or go to www.primustel.com for Web cast access about ten minutes prior to the scheduled start-time. Replay information will be available following the conclusion of the live broadcasts on the Company’s Web site.

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PRIMUS Telecommunications Group, Incorporated (NASDAQ: PRTL) is an integrated communications services provider offering international and domestic voice, voice-over-Internet protocol (VOIP), Internet, wireless, data and hosting services to business and residential retail customers and other carriers located primarily in the United States, Canada, Australia, the United Kingdom and western Europe. PRIMUS provides services over its global network of owned and leased transmission facilities, including approximately 250 points-of-presence (POPs) throughout the world, ownership interests in undersea fiber optic cable systems, 18 carrier-grade international gateway and domestic switches, and a variety of operating relationships that allow it to deliver traffic worldwide. Founded in 1994, PRIMUS is based in McLean, Virginia.

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Statements in this press release concerning the 2005 revenue levels (including the timing of and effects of contribution from new initiatives), VOIP, wireless, broadband and wireline growth prospects, strategies, investment requirements, margins, future Adjusted EBITDA and Free Cash Flow levels, financing plans, the timing, extent and effectiveness of cost reduction programs, future results of the restructured European prepaid services business, income tax expense, cash flow, the effectiveness and profitability of planned future service offerings, selling, general and administrative expense, capital expenditures (including the DSL network deployment in Australia), working capital, changes in competitive circumstances and growth constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: changes in business conditions; failure to realize future growth, including future growth related to new product and service initiatives; competitive market strategies including product bundling by competitors; new product initiatives; fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; adverse interest rate developments; faster than expected declines in core long distance and dial-up ISP businesses; fluctuations in prevailing trade credit terms or revenues due to the adverse impact of, among other things, further telecommunications carrier bankruptcies or adverse bankruptcy related developments affecting our large carrier customers; the possible inability to raise additional capital when needed, or at all; changes in the telecommunications or Internet industry; adverse tax rulings from applicable taxing authorities; our failure to reestablish prepaid service revenue; broadband, Internet, VOIP, local, wireless and telecommunications competition; changes in financial, capital market and economic conditions; changes in service offerings or business strategies; difficulty in attracting and retaining customers; difficulty in providing VOIP services or new local, wireless or broadband services; changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services such as VOIP; restrictions on our ability to follow certain strategies or complete certain transactions as a result of our capital structure or debt covenants; risks associated with our limited DSL, Internet, VOIP, local, wireless and Web hosting experience and expertise; risks and costs associated with migrating customers; entry into developing markets; the possible inability to hire and/or retain qualified sales, technical and other personnel, and to manage growth; risks associated with international operations; dependence on effective information systems; dependence on third parties to enable us to expand and manage our global network and operations and to provide local, wireless and broadband services as well as to migrate customers; dependence on the implementation and performance of our global asynchronous transfer mode + Internet protocol communications network; adverse outcomes of outstanding litigation matters, including derivative and securities class action claims; and the outbreak or escalation of hostilities or terrorist acts and adverse geopolitical developments. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult the discussion of risks and uncertainties under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Short and Long-Term Liquidity Considerations and Risks”; and “–Special Note Regarding Forward-Looking Statements” contained in our annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission.

This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided a reconciliation of these measures to the most directly comparable GAAP measures, which is contained in the tables to this release and on our website at www.primustel.com. Additionally, information regarding the purpose and use for these non-GAAP financial measures is set forth with this press release in our Current Report on Form 8-K filed with the SEC on May 2, 2005, and available on our website.

For more information:

John DePodesta

Executive Vice President

Primus Telecommunications Group, Incorporated

703 748-8050

ir@primustel.com

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2005	2004
NET REVENUE	$313,718	$348,023

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation shown below)	202,095	209,657
Selling, general and administrative	105,533	94,317
Depreciation and amortization	22,963	23,507

Total operating expenses	330,591	327,481

INCOME (LOSS) FROM OPERATIONS	(16,873)	20,542

INTEREST EXPENSE	(12,442)	(15,079)
EQUITY INVESTMENT LOSS	(281)	(13)
LOSS ON EARLY EXTINGUISHMENT OF DEBT	—	(14,193)
INTEREST AND OTHER INCOME	576	749
FOREIGN CURRENCY TRANSACTION LOSS	(3,135)	(1,132)

LOSS BEFORE INCOME TAXES	(32,155)	(9,126)
INCOME TAX EXPENSE	(2,472)	(929)

NET LOSS	$(34,627)	$(10,055)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.38)	$(0.11)
BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	90,059	88,770

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEET

(in thousands)

(unaudited)

March 31, 2005
Cash and cash equivalents	$116,284
Accounts receivable, net	169,223
Other current assets	35,459

TOTAL CURRENT ASSETS	320,966

Restricted cash	13,277
Property and equipment, net	319,662
Intangible assets, net	105,995
Other assets	29,347

TOTAL ASSETS	$789,247

Accounts payable	$110,309
Accrued interconnection costs	71,915
Accrued expenses and other current liabilities	64,170
Accrued income taxes	20,850
Accrued interest	10,527
Current portion of long-term obligations	15,350

TOTAL CURRENT LIABILITIES	293,121

Non-current portion of long-term obligations	640,307
Other liabilities	1,313

TOTAL LIABILITIES	934,741

Stockholders’ deficit	(145,494)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$789,247

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004
NET LOSS	$(34,627)	$(1,793)	$(10,055)
Add:
Non-cash compensation expense	—	10	—
Depreciation and amortization	22,963	23,367	23,507
Loss on sale of fixed assets	—	45	—
Asset impairment write-down	—	1,624	—
Interest expense	12,442	12,662	15,079
Equity investment loss	281	493	13
Loss on early extinguishment of debt	—	—	14,193
Income tax expense	2,472	1,854	929
Foreign currency transaction (gain) loss	3,135	(12,664)	1,132
Less:
Interest and other income	(576)	(548)	(749)

ADJUSTED EBITDA	$6,090	$25,050	$44,049

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF DILUTED INCOME (LOSS) PER COMMON SHARE TO

ADJUSTED DILUTED INCOME (LOSS) PER COMMON SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004
NET LOSS	$(34,627)	$(1,793)	$(10,055)
Add:
Loss on sale of fixed assets	—	45	—
Asset impairment write-down	—	1,624	—
Early debt termination interest penalty	—	—	852
Loss on early extinguishment of debt	—	—	14,193
Foreign currency transaction (gain) loss	3,135	(12,664)	1,132

ADJUSTED NET INCOME (LOSS)	$(31,492)	$(12,788)	$6,122

BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	90,059	89,923	88,770
In-the-money options exercisable under stock option compensation plans	—	—	4,140
Stock warrants	—	—	18

ADJUSTED DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	90,059	89,923	92,928

ADJUSTED DILUTED INCOME (LOSS) PER COMMON SHARE	$(0.35)	$(0.14)	$0.07

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(10,289)	$17,671	$13,579
Net cash used in purchase of property and equipment	(14,234)	(15,529)	(9,773)

FREE CASH FLOW	$(24,523)	$2,142	$3,806